Exhibit 99.1

Table of 2009 Target Performance Share Unit Awards
Issued to Executive Officers
Executive Officers	2009 Performance Share Unit Awards at Target (#)
G. L. Rainwater, Chairman, President and Chief Executive Officer, Ameren	91,574
W. L. Baxter, Executive Vice President and Chief Financial Officer, Ameren	30,781
T. R. Voss, Executive Vice President and Chief Operating Officer, Ameren	26,584
S. R. Sullivan, Senior Vice President, General Counsel and Secretary, Ameren	23,226
M. J. Lyons, Senior Vice President and Chief Accounting Officer, Ameren	11,249
S. A. Cisel, Chairman, President and Chief Executive Officer, Central Illinois Light Company, Central Illinois Public Service Company and Illinois Power Company	21,658